Exhibit 10.3

SERVICES AGREEMENT

This Agreement is entered into as of October 1, 2005 (the “Effective Date”) by and between B.S. Biology Sciences Limited, a Cyprus corporation (the “Service Provider”) and Phage Biotechnology Corporation, a Delaware corporation (the “Company”).

RECITALS

A. The Service Provider, through itself and its subsidiaries and agents, is engaged in and has considerable experience in the business of developing pharmaceutical drug manufacturing processes and methods.

B. The Company has previously developed a proprietary drug manufacturing process for protein drug candidates (the “Phage Manufacturing Process”) and seeks to develop new generations of the Phage Manufacturing Process that will allow the Company to remain competitive in the field of protein pharmaceutical manufacturing.

C. The Company and the Service Provider desire to enter into an agreement whereby the Service Provider will develop and furnish pharmaceutical drug manufacturing services to the Company as specifically set forth below.

In consideration of the mutual agreements set forth below, the Service Provider and the Company agree as follows:

1. Scope of Services. The Company hereby retains Service Provider to perform the following “Services”:

(a) Process/Method Development Services. Develop a process that will improve the proprietary Phage Manufacturing Process for the production of protein drug candidates (the “New Process”). The New Process should improve the fermentation yield of these proteins, as well as possible improvements in the downstream processing and purification.

(b) Optimizing Manufacturing Process Services. Optimize the manufacturing process of new drug candidates that have been identified by the Company for commercial development. The Service Provider shall perform the initial steps to allow production of these new drug candidates by the Phage Manufacturing Process, by synthesizing the genes which would express the new protein candidates, as well as obtaining soluble expression of the protein candidates by the Phage process.

(c) Additional Services. Such other Services that may be agreed to from time to time pursuant to such protocol as may be approved in writing by the parties as set forth in Schedule l.(c).

(d) Instructions and Orders. During the provision of the Services, the Company from time to time shall supply the Service Provider with specific~ writing instructions and/or orders regarding the tasks to be performed by the Service Provider in connection with process/method development, optimizing the manufacturing process and additional services as per provisions of Section 1(a), Section 1(b) and Section 1(c) above and the Service Provider shall act in accordance with such instructions and orders.

2. Fees; Payment. In consideration of the Services, the Company shall pay the Service Provider Twelve Thousand Dollars (US$12,000.00) each month for the services rendered pursuant to this agreement and any additional fees as set forth in Schedule 1 .(c). All payments hereunder shall be made in US dollars and shall be sent via wire transfer. Service Provider will be solely responsible for and pay all sums due to its subsidiaries or any other parties entitled to receive any compensation in connection with the performance of Services set forth herein. Service Provider acknowledges that the initial payments under this agreement may be made directly to one of its subsidiaries, Phage Biotech, a Ukrainian limited liability company, if required for purposes of compliance with local government regulation, but otherwise shall be made directly to Service Provider as soon as practicable. The Company and Service Provider shall cooperate on any other such payments.

3. Term and Termination. This Agreement shall commence on the date hereof and shall remain in effect until terminated by either party upon 30 days prior written notice. Paragraphs 4, 5, 6 and 7 shall survive the termination of this Agreement.

4. Service Provider Warranties. The Service Provider represents and warrants to the Company that: (a) all of the Services will be provided in accordance with the standards of the U.S. Food and Drug Administration and in a competent, professional and timely manner and in cooperation with the Company’s comments and direction; (b) the Service Provider will perform the Services in accordance with the specifications and protocols set forth in the attached Schedules from time to time; (c) it has the full and exclusive right and power to enter into this Agreement; and (d) the Developments (as hereinafter defined) will not infringe upon any common law or statutory rights of any party.

5. Independent Contractor. Nothing herein shall be deemed or construed to create a joint venture, partnership, agency or employee/employer relationship between the parties for any purpose. The relationship of the parties is that of independent contractor and client, and is governed solely by this Agreement. Neither party is authorized to act as agent for or otherwise on behalf of the other party, and no action by. Neither party shall bind the other party. The Service Provider will be solely responsible for payment of any and all taxes and insurance for its employees, including workers’ compensation, hereunder.

6. Ownership Rights.

(a) The Service Provider hereby agrees that all experimental results and other data, developments, designs, inventions, discoveries, improvements (whether patentable or not), patentable or copyrightable subject matter and proprietary information (hereinafter “Developments”), and in each case all intellectual property rights pertaining thereto (including, without limitation, copyright, patent, trademark, trade dress, trade secret, and other proprietary and moral rights), which the Service Provider makes, conceives or reduces to practice, either solely by itself or, as the case may be, through its subsidiaries and/or agents, in performing the Services for the Company (each a “Development”) shall be owned exclusively by the Company. In accordance with Ukrainian intellectual property law the Service Provider hereby expressly confirms and irrevocably agrees that any and all exclusive proprietary rights to the Developments, including without limitation the right to use the Developments in any manner whatsoever as a copyrighted object or industrial property object, or any other intellectual property object and the right to allow or prohibit the use of the Developments by other persons shall be vested with the Company in accordance with Article 16 (2) of the Law of Ukraine “On Copyright and Neighbouring Rights” as well as other intellectual property laws of Ukraine. Without limiting the generality of the foregoing, service Provider specifically acknowledges and agrees that all tangible expressions of the Developments, including, without limitation, all documents, instruments, sketches, drawings, notes, records, plans, specifications, research, scientific experiments, manuals and tapes, and all reproductions, copies or facsimiles thereof, have been developed, made or invented exclusively for the benefit of and are the sole and exclusive property of the Company, it successors and assigns and constitute “work for hire” under Section 201 of Title 17 of the United States Code or similar provisions arising under Ukrainian or other non-U.S. law. If for any reason exclusive ownership of all Developments and the Intellectual Property rights pertaining thereto is not fully and effectively vested in the Company by the preceding terms, the Service Provider hereby assigns to the Company, and will in the future upon the Company’s request confirm in writing such assignment to the Company, all right, title and interest Service Provider may have in all portions and aspects of such Developments or portions thereof. The Service Provider warrants and covenants that, in connection with performing the Services for the Company, it has entered and/or will enter into agreements with its employees, independent contractors, its subsidiaries and/or agents ensuring that the Service Provider has the right to assign all Developments to the Company. The Service Provider agrees that it retains no proprietary interest in any Developments and, without limitation to the foregoing, hereby waives all moral rights held in connection with any Developments. The Service Provider shall provide necessary assistance, and cause its employees, independent contractors, its subsidiaries and/or agents to provide necessary assistance, to protect, enforce or perfect the Company’s rights and interests in any Developments, including, without limitation, executing and/or obtaining such assignments, waivers and other documents as the Company may request to give full effect to the provisions of this Section 6. Service Provider irrevocably appoints, and shall require its employees, independent contractors, its subsidiaries and/or agents, to appoint the Company as attorney-in-fact with full power to execute, acknowledge, deliver and record in the United States Copyright and or Patent Offices or elsewhere any and all such documents Service Provider, it employees and/or independent contractors fail to execute and deliver. The appointment shall be a power coupled with an interest. The Service Provider agrees that the Service Provider shall not register, file or obtain any patent, copyright or trademark relating to any of the Developments in its own name or in the name of its employees, independent contractors, its subsidiaries and/or agents involved in performing the Services for the Company, and it shall use its best effort to ensure that its employees, independent contractors, its subsidiaries and/or agents shall not register, file or obtain any patent, copyright or trademark relating to any of the Developments in their name.

(b) In accordance with the foregoing, the Service Provider shall require all subsidiaries and/or agents performing Services for the Company pursuant to this Agreement to acknowledge in writing their agreement to comply with the terms of Paragraph 6(a) that vest ownership of all Developments and the intellectual property rights pertaining thereto with the Company. A non-limiting example of a writing to accomplish the requirements of this Paragraph 6(b) and of Paragraph 7(b) below is provided in the attached Schedule 6.(b).

7. Confidentiality.

(a) The Service Provider shall not, at any time from and after the date hereof and throughout perpetuity, directly or indirectly, disclose, reveal or permit access to all or any portion of the Confidential Information (defined in Paragraph 7(b) below), or any tangible expressions or embodiments thereof (including any facilities, apparatus or equipment which embody or employ all or any portion of the Confidential Information), to any Person (defined in Paragraph 7(c) below) without the written consent of the Company, except to Persons designated or employed by the Company. In addition, the Service Provider agrees not to use any Confidential Information for its own benefit, and that rather, such Confidential Information is to be used solely for the purposes set forth in this Agreement.

(b) The Service Provider shall require all subsidiaries and/or agents performing Services for the Company pursuant to this Agreement to acknowledge in writing that they may be receiving Confidential Information during the course of their conducting services in accordance with this Agreement, and that they agree to comply with the terms of Paragraph 7(a) mandating non-disclosure and non-use of such Confidential Information in the same manner as if they were the Service Provider. A non-limiting example of a writing to accomplish the requirements of this Paragraph 7(b) and of Paragraph 6(b) above is provided in the attached Schedule 6.(b).

(c) “Confidential Information” means all information of any kind, type or nature (written, stored on magnetic or other media or oral) which at any time during the engagement of the Service Provider by the Company is, has been or will be compiled, prepared, devised, developed, designed, discovered or otherwise learned of by the Service Provider to the extent that such information relates to the Company or any of its affiliated entities including, without limitation, all of the Company’s price lists, pricing information, customer lists, customer information, financial information, trade secrets, formulas, patterns, compilations, research, devices, methods, techniques, processes, confidential trade knowledge, source code and computer programs and information; provided, however, that any such information which is generally known to the public or which may be obtained by a reasonably diligent person without material cost or effort from trade publications or other readily available and public sources of information shall not be deemed to be Confidential Information, unless such information was first published in breach or in violation of a confidentiality or similar agreement, including this Agreement.

(d) “Person” means any individual, corporation, partnership, trust, government or regulatory authority, or other entity.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles. The Service Provider hereby unconditionally and irrevocably agrees and consents to the exclusive jurisdiction of the federal and state courts located in Orange County, California, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9. Attorney’s Fees. In the event that any dispute between the Service Provider and the Company should result in litigation, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses, including without limitation, reasonable attorney’s fees and expenses.

10. Waiver/Severability. No waiver of any breach or default hereunder shall be deemed a waiver of subsequent breach or default of the same, similar or related nature. No waiver shall be binding unless in writing and signed by the person making the waiver. In the event any clause or portion of this Agreement shall be held invalid by any court, it is understood and agreed that such invalid clause or portion thereof shall have no effect upon the validity of other portions of this Agreement.

11. Notices. All notices, consents and approvals under this Agreement shall be given in writing, sent by (i) certified or registered mail, return receipt requested, postage prepaid, (ii) personal delivery, (iii) overnight or other express mail, or (iv) facsimile with a hard copy to follow by any of the means set forth above, to Company or Service Provider at the respective addresses set forth below in the signature block or such other address as may be designated by written notice to the other parties.

12. Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

13. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may only be amended in a writing signed by both parties hereto. In the event of a conflict between the terms of the schedules and the terms and conditions set forth in the body of this Agreement, the terms and conditions set forth in the body of this Agreement shall prevail.

IN WITNESS WHEREOF, the Company and the Service Provider have duly executed this agreement as of the date first written above, October 1, 2005 (the “Effective Date”).

PHAGE BIOTECHNOLOGY CORPORATION, a Delaware corporation		B.S. BIOLOGY SCIENCES LIMITED, a Cyprus limited liability company

By	/S/ JACK JACOBS	By	/S/ PETROS LIVANIOS
Name	Jack Jacobs	Name	Petros Livanios
Title	VP & COO	Title:	Director
Address		Tax ID Number:

Facsimile		Facsimile

SCHEDULE 1.(c)

Work to be Performed:

Due Date:

Fee:

Deliverables:

Interval Reporting:

Estimated Costs:

For Service Provider:
Name:______________________________
Title:_______________________________
Date:_______________________________

For Company:
Name:______________________________
Title:_______________________________
Date:_______________________________

SCHEDULE 6.(b)

Phage Biotech, a Ukrainian limited liability company (the “Subsidiary/Agent”), has reviewed the Services Agreement between B.S. Biology Sciences Limited and Phage Biotechnology Corporation that is effective June 1, 2005. The Subsidiary/Agent understands that it is being hired by B.S. Biology Sciences Limited to complete a certain part of the services B.S. Biology Sciences Limited agreed to perform for Phage Biotechnology Corporation pursuant to that Agreement. In consideration for the payment that Subsidiary/Agent is to receive for conducting these services, Subsidiary/Agent acknowledges the terms of Paragraphs 6(a) and 7(a) of the Agreement, and agrees to be bound by those terms to the same extent as if B.S. Biology Sciences Limited were performing the services itself Specifically, Subsidiary/Agent acknowledges that Subsidiary/Agent may be receiving Confidential Information during the course of conducting services in accordance with this Agreement, and that Subsidiary/Agent agrees to comply with the terms of Paragraph 7(a) mandating non-disclosure and non-use of such Confidential Information in the same manner as if they were B.S. Biology Sciences Limited, and also agrees to comply with the terms of Paragraph 6(a) that vest ownership of all Developments and the intellectual property rights pertaining thereto with Phage Biotechnology Corporation.

Subsidiary Agent

Dated:____________________	/S/
Phage Biotech,
a Ukrainian limited liability company